UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 11, 2013, Allen Brothers 1893, LLC, a Delaware limited liability company and wholly owned subsidiary of The Chefs’ Warehouse, Inc. (“Buyer”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among Buyer, Allen Brothers, Inc., an Illinois corporation (“Seller”), The Great Steakhouse Steaks LLC, an Illinois limited liability company (“GSS”), 3737 S. Halsted, L.L.C., an Illinois limited liability company (“Halsted One”), 3801-3809 South Halsted, LLC, an Illinois limited liability company (“Halsted Two”), 3753-3759 S. Halsted LLC, an Illinois limited liability company (“Halsted Three”), 3801 S. Sangamon LLC, an Illinois limited liability company (“Sangamon LLC”), the sole shareholder of Seller listed on the signature page thereto (the “Shareholder”, and together with Seller, GSS, Halsted One, Halsted Two, Halsted Three and Sangamon LLC, the “Seller Parties”), and solely for purposes of Section 4.10 thereof and for payment of Earn-Out A (as defined in the Purchase Agreement), The Chefs’ Warehouse, Inc., a Delaware corporation and Buyer’s ultimate parent (the “Company”), pursuant to which Buyer acquired substantially all of the assets of Seller and its subsidiaries (the “Acquisition”) for approximately $29.9 million, which is subject to a post-closing working capital adjustment as described in the Purchase Agreement and of which $20.0 million was paid in cash at closing. The remaining $9.9 million represents (i) estimated liabilities of the Seller Parties assumed by Buyer under the terms of the Purchase Agreement plus (ii) a potential earn-out amount of up to $6.0 million based upon the achievement of gross revenue or EBITDA targets over the next four years plus (iii) a potential earn-out amount of up to $1.0 million based upon the achievement of EBITDA targets over the next two years (the cash purchase price paid at closing, as adjusted, together with the assumed liabilities and the earn-out amounts, is referred to herein as the “Purchase Price”). The Purchase Price was financed with proceeds from the Company’s recently completed common stock offering. Certain of the key terms of the Purchase Agreement are summarized below.

The Purchase Agreement contains customary representations and warranties and covenants from the Seller Parties, including representations and warranties about Seller and its subsidiaries’ business, assets, operations and liabilities. Pursuant to the Purchase Agreement, Buyer and the Seller Parties are, subject to certain temporal and financial limitations, obligated to indemnify each other for, among other things, losses resulting from breaches or misrepresentations under the Purchase Agreement and failure to perform covenants contained in the Purchase Agreement. Buyer deposited approximately $2.6 million of the cash Purchase Price paid at closing into an escrow account to satisfy claims made by Buyer under the terms of the Purchase Agreement (the “Escrow Amount”). In addition, Buyer deposited $750,000 of the cash Purchase Price paid at closing into a separate escrow account as security for certain Purchase Price adjustments relating to the financial results of the Business (as defined in the Purchase Agreement) for the fiscal year ending December 27, 2013 and certain components of working capital (the “2013 Escrow Amount”). Buyer will release to the Seller Parties on the first anniversary of the closing an amount equal to .5 multiplied by the difference between the then remaining Escrow Amount and any unsatisfied portion of any then pending indemnification claims made by Buyer. The remaining Escrow Amount not then subject to pending indemnification claims of Buyer or previously released from the escrow account will be released to the Seller Parties eighteen (18) months following the closing. The 2013 Escrow Amount is expected to be released to Buyer or the Seller Parties, as applicable, in the first half of 2014.

In connection with the Acquisition, each Seller Party has agreed not to compete with the Business or solicit customers of the Business in various geographic locations for a period of five years following the Closing.

The foregoing description of the Purchase Agreement entered into in connection with the Acquisition does not purport to be a complete description of the parties’ rights and obligations under the Purchase Agreement. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement filed herewith as Exhibit 2.1.

Item 7.01. Regulation FD Disclosure

A copy of the press release issued by the Company announcing the closing of the Acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed or furnished, as applicable, herewith to this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of December 11, 2013, by and among Allen Brothers 1893, LLC, a Delaware limited liability company, Allen Brothers, Inc., an Illinois corporation, The Great Steakhouse Steaks LLC, an Illinois limited liability company, 3737 S. Halsted, L.L.C., an Illinois limited liability company, 3801-3809 South Halsted, LLC, an Illinois limited liability company, 3753-3759 S. Halsted LLC, an Illinois limited liability company, 3801 S. Sangamon LLC, an Illinois limited liability company, the sole shareholder of Seller listed on the signature page thereto, and solely for purposes of Section 4.10 thereof and for payment of Earn-Out A, The Chefs’ Warehouse, Inc., a Delaware corporation (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated December 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By: Name:	/s/ Alexandros Aldous Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date: December 17, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of December 11, 2013, by and among Allen Brothers 1893, LLC, a Delaware limited liability company, Allen Brothers, Inc., an Illinois corporation, The Great Steakhouse Steaks LLC, an Illinois limited liability company, 3737 S. Halsted, L.L.C., an Illinois limited liability company, 3801-3809 South Halsted, LLC, an Illinois limited liability company, 3753-3759 S. Halsted LLC, an Illinois limited liability company, 3801 S. Sangamon LLC, an Illinois limited liability company, the sole shareholder of Seller listed on the signature page thereto, and solely for purposes of Section 4.10 thereof and for payment of Earn-Out A, The Chefs’ Warehouse, Inc., a Delaware corporation (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated December 11, 2013.